EXHIBIT 3.12
Direct Dial: (212) 907-0504
Our Matter Number: 9988511
June 30, 2006
Inco Limited
145 King Street West, Suite 1500
Toronto, Ontario
M5H 4B7
Dear Sirs:

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form F-10 for Inco Limited
We have acted as Canadian counsel to Inco Limited (the “Company”) in connection with the Post-Effective Amendment No. 1 to the registration statement on Form F-10 (the “Registration Statement”) being filed today by the Company with the Securities and Exchange Commission under the United States Securities Act of 1933 with respect to the Company’s common share purchase warrants, as described in the Registration Statement.
We know that we are referred to under the headings “Enforceability of Certain Civil Liabilities”, and “Tax Considerations – Certain Canadian Federal Income Tax Considerations” in the prospectus forming a part of the Registration Statement and we hereby consent to such use of our name in the Registration Statement.
Yours very truly,
Osler, Hoskins & Harcourt LLP